EXHIBIT 23.2




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SNODGRASS
Certified Public Accountants and Consultants




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                         CONSENT OF INDEPENDENT AUDITORS


We consent to the use in the Prospectus constituting part of this Registration Statement of Nittany Financial Corp. on Form SB-2 (333-90793) of our report dated April 12, 1999 , relating to the consolidated financial statements of Nittany Financial Corp. and Subsidiary, which appears in such Prospectus. We also consent to the reference to us under the heading "Experts," in such Prospectus.






/s/ S. R. Snodgrass, A.C.

Wexford, PA
December 3, 1999








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S.R.Snodgrass,A.C
101 Bradford Road, Suite 100, Wexford, PA 15090-6909  Phone: 724-934-0344  Facsimile: 724-934-0345

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